Exhibit 14

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form N-14 of Fidelity Summer Street Trust of our reports dated July 12, 2024, relating to the financial statements and financial highlights, which appear in Fidelity SAI Sustainable Future Fund and Fidelity SAI Sustainable U.S. Equity Fund’s Annual Report on Form N-CSR for the year ended May 31, 2024. We also consent to the references to us under the headings “Representations and Warranties of the Acquired Fund”, “Representations and Warranties of the Acquiring Fund”, “Additional Information About the Funds” and “Experts” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated July 30, 2024 for Fidelity SAI Sustainable Future Fund and Fidelity SAI Sustainable U.S. Equity Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 18, 2024